                                              Filed Under Rule 424(b)(3) and (c)
                                                      Registration No. 333-82313
                                                      --------------------------


                           U. S. WIRELESS CORPORATION

                                  COMMON STOCK



                   PROSPECTUS SUPPLEMENT DATED APRIL 13, 2001
                       (To Prospectus dated July 6, 1999)

     The following information updates and amends the Prospectus dated July 6, 1999, as previously amended September 22, 1999, (collectively referred to herein as the "Prospectus") and should be read in conjunction therewith. Terms not defined herein shall have the same meaning as in the Prospectus.


     The section of the Prospectus captioned "Selling Securityholders" is hereby supplemented by adding the following table:


                             SELLING SECURITYHOLDERS

     The following table sets forth certain information with respect to the Selling Securityholder at March 31, 2001, and as adjusted to reflect the sale of the shares of Common Stock by the Selling Securityholder.



                             Shares of
                             Common Stock                            Shares of Common      Percentage of
Name and Address             Owned Prior to                          Stock Owned           Shares Owned
of Stockholder               the Offering      Shares Offered        After Offering        After Offering
--------------               ------------      --------------        --------------        --------------
Regina Gindin
2000 Broadway #401
San Francisco, CA               100,000           100,000                   0                     *
94115

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*less than 1%

                  THE DATE OF THIS SUPPLEMENT IS APRIL 13, 2001